SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois        60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Section 2 – Financial Information

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On February 25, 2005, we acquired substantially all of the assets of Jayco Ventures Inc., through our newly formed, wholly owned subsidiary, M-Wave DBS, Inc.  In consideration for the assets, we paid Jayco Ventures, Inc. approximately $1,400,000 in cash.  The amount of such consideration was determined by negotiation between the parties.

Concurrently with the acquisition, M-Wave DBS entered into three-year employment agreements with Jason Cohen and Joshua Blake.  Mr. Cohen, who founded Jayco Ventures, has been named the president of M-Wave DBS, and Mr. Blake, formerly EVP at Jayco Ventures, has been named executive vice president of operations for M-Wave DBS.

We are filing the press release, dated February 28, 2005, announcing such transaction, as Exhibit 99.2 to this Report.

Item 2.02.      Results of Operations and Financial Condition.

On February 25, 2005, we issued a press release regarding our expected operating results, on an unaudited basis, for the quarter and year ended December 31, 2004.  A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We financed the purchase price of the acquisition of the assets of Jayco Ventures Inc., as described in Item 2.01 above, with a portion of the $1,550,000 in proceeds from the issuances on February 23, 2005 of $1,550,000 aggregate principal amount of promissory notes and warrants to purchase an aggregate of 434,783 shares of common stock.  The issuances were made to Mercator Momentum Fund, L.P., Monarch Pointe Fund, Ltd., and M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), all of which are related entities.  We paid fees totaling $35,000 to M.A.G. Capital, LLC in connection with the financing.

The promissory notes accrue interest at 10% per annum and have a term of 18 months.  Upon sale of our real property at 215 Park Street, Bensenville, Illinois, we are required to prepay an aggregate of $325,000 under the promissory notes.

The warrants have a term of three years and an exercise price of $1.15 per share.  In the event that on or before April 15, 2005, we pre-pay not less than $325,000 of the principal amount due under the promissory notes described above, then warrants to purchase an aggregate of 65,217 shares shall automatically be canceled.

Section 9 – Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

The financial statements and pro forma financial statements required by Item 9.01 of Form 8-K will be filed not later than 71 days after the date that the acquisition described in Item 2.01 of this report was required to be filed.

Exhibit	Description

10.1	Asset Purchase Agreement, dated February 25, 2005 by and between Jayco Ventures, Inc. and M-Wave DBS, Inc.
10.2	Employment Agreement, dated February 25, 2005, between M-Wave DBS, Inc. and Jason Cohen
10.3	Employment Agreement, dated February 25, 2005, between M-Wave DBS, Inc. and Joshua Blake
10.4	Promissory Note, dated February 23, 2005, issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.
10.5	Promissory Note, dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, Ltd.
10.6	Warrant, dated February 23, 2005, issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.
10.7	Warrant, dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, Ltd.
10.8	Warrant, dated February 23, 2005, issued by M-Wave, Inc. to M.A.G. Capital, LLC
99.1	Press Release dated February 25, 2005
99.2	Press Release dated February 28, 2005

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By /s/ Jim Mayer
Jim Mayer
Chief Executive Officer
Dated: March 2, 2005